                                                                     EXHIBIT 4.7

                          PURCHASE MONEY LOAN AGREEMENT

         This Purchase Money Loan Agreement (this "Agreement") is made and entered into as of the 27th day of August, 2003 (the "Effective Date"), by and between The Sherwin-Williams Company, an Ohio corporation (the "Corporation"), and The Sherwin-Williams Company Employee Stock Purchase and Savings Plan (the "Trust"), acting by and through GreatBanc Trust Company, an Illinois corporation (the "Trustee"), not in its individual capacity (except as expressly specified in Section 6.11 hereof), but solely in its capacity as trustee of the employee stock ownership plan feature of the Trust.

                              W I T N E S S E T H:

         WHEREAS, the Trust has agreed to purchase 350,000 shares of the Corporation's Convertible Participating Serial Preferred Stock, without par value, (the "ESOP Shares") from the Corporation pursuant to a Stock Purchase Agreement between the Corporation and the Trust of even date herewith (the "Stock Purchase Agreement"); and

         WHEREAS, to implement the terms of the Stock Purchase Agreement and to enable the Trust to purchase the shares of ESOP Shares, the Corporation has agreed to make a loan to the Trust on the terms and conditions set forth herein.

         NOW, THEREFORE, for and in consideration of the premises and the covenants hereinafter contained, the Corporation and the Trust hereby agree as follows:

                                    ARTICLE I
                         CONSTRUCTION AND DEFINED TERMS

         SECTION 1.01. Articles and Sections. The Article and Section headings and captions in this Agreement are for convenience only and shall not affect the construction or interpretation of this Agreement. The references in this Agreement to Articles and Sections shall be read as Articles or Sections of this Agreement unless otherwise specifically provided.

         SECTION 1.02. ESOP Loan Documents. References in this Agreement to Purchase Money Loan Documents, and any of the documents that are included within the definition of Purchase Money Loan Documents, shall include such amendments, supplements and replacements as may be made thereto or therefor from time to time.

         SECTION 1.03. Defined Terms. Unless otherwise expressly stated in this Agreement, capitalized terms used in this Agreement shall have the following meanings:

                  "Applicable Law" means as to any Person, all Laws applicable to such Person and all Laws applicable to any Property or activity of such Person.

                  "Business Day" means any day other than a Saturday, Sunday or a day on which banking institutions are authorized or obligated by law or executive order to close in New York City.

                  "Closing" or "Closing Date" means the date of the closing of the purchase of the shares of ESOP Shares under the Stock Purchase Agreement.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Collateral" means the shares of ESOP Shares and other collateral security granted or pledged by the Trust to the Corporation to secure the Purchase Money Loan at any time, including any proceeds and products thereof at any time.

                  "Collection Costs" means any and all costs and expenses of enforcing this Agreement and the other Purchase Money Loan Documents including, without limitation, any and all costs and expenses of collecting the Obligations and exercising the Corporation's rights and remedies under the Purchase Money Loan Documents as against any collateral intended by this Agreement and the other Purchase Money Loan Documents to be given to the Corporation as security for the Obligations, or as against the Trust, or any trustee in bankruptcy, receiver or debtor-in-possession, and any and all costs and expenses incurred by the Corporation at any time in enforcing the Corporation's security interests and priority in any collateral and any other Property intended by this Agreement and the other Purchase Money Loan Documents to be given to the Corporation as security for the Obligations, and any and all other costs and expenses incurred by the Corporation after the occurrence of any Default, with regard to any matters relating to the Purchase Money Loan Documents, and regardless of whether an Event of Default shall have been declared, any Obligations shall have been accelerated or declared due or any other remedies shall have been exercised, and any and all such costs and expenses incurred by the Corporation in or relating to any bankruptcy or insolvency proceedings. In all such events, such costs and expenses shall include, without limitation, the reasonable fees, expenses and disbursements of the Corporation's legal counsel. Nothing in this definition shall be construed as obligating the Corporation to do or cause to be done any of the things referred to in this definition or as obligating the Corporation to fund or incur any Collection Costs.

                  "Credit Termination Date" means the date which is ten (10) years after the Effective Date.

                  "Default" means any event, occurrence, circumstance, act or failure to act which is or with the giving of notice and/or the passage of time would become an Event of Default.

                  "Dollars" means the lawful currency of the United States of America.

                  "Effective Date" means the Effective Date as set forth on the first page of this Agreement.


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                  "ERISA" means the Employee Retirement Income Security Act of
1974, as amended.

                  "ESOP Shares" means the 350,000 shares of the Corporation's Convertible Participating Serial Preferred Stock, without par value, purchased by the Trust with the proceeds of the Purchase Money Loan.

                  "Event of Default" means an Event of Default set forth in
Article V.

                  "Interest Rate" shall be four and one-half percent (4.5%) per annum.

                  "Laws" means at any time, all laws, statutes, regulations, ordinances, rules, codes, decrees, orders and other directives of any federal, state, district, territorial or local government within the United States of America (or any national, state, provincial or local government outside the United States of America), or any branch, department, agency or office thereof, applicable to any party to any Purchase Money Loan Document, or to any business, industry or other activity in which any party to the Purchase Money Loan Documents may be engaged from time to time.

                  "Lien" means any security interest or other lien, charge or encumbrance of any kind.

                  "Lien Notice" means any instrument, document, agreement or notice given to, or filed, recorded or registered with, any Person, and regardless of whether required by any Law, for the purpose of effecting, perfecting, protecting, maintaining, registering or giving notice of any Lien.

                  "Loan" means the Purchase Money Loan made under this Agreement.

                  "Obligations" means all now existing and hereafter arising obligations, indebtedness and liabilities of the Trust to the Corporation for payment when due of all principal, interest, costs and expenses of the Purchase Money Loan and for performance of the Trust's other obligations under this Agreement and the other Purchase Money Loan Documents.

                  "Payment Office" means the Corporation's office at 101 Prospect Avenue, N.W., Cleveland, Ohio 44115, Attn: Vice President and Treasurer, or such other location as may be designated by the Corporation upon written notice to the Trust.

                  "Permitted Lien" means the security interest granted to the Corporation in the ESOP Shares under the Purchase Money Pledge Agreement.

                  "Person" means any natural person, corporation, limited liability company, partnership, joint venture, entity, association, joint-stock company, the Trust or unincorporated organization and any federal, state, district, territorial or local government within the United


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States of America (or any national, state, provincial or local government outside the United States of America), or any branch, department, agency or office thereof.

                  "Plan Documents" means the documents, instruments and agreements which govern the Trust, as in effect from time to time.

                  "Property" means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed, and whether tangible or intangible.

                  "Purchase Money Loan" means the credit extended by the Corporation to the Trust under Section 2.01 of this Agreement.

                  "Purchase Money Loan Document" or "Purchase Money Loan Documents" means this Agreement, the Purchase Money Note and the Purchase Money Pledge Agreement.

                  "Purchase Money Note" means the $350,000,000 Purchase Money Note dated as of the date hereof made by the Trust and payable to the order of the Corporation, in the form attached hereto as Exhibit A.

                  "Purchase Money Pledge Agreement" means the Purchase Money Pledge Agreement dated as of the date hereof made by the Trust in favor of the Corporation, pursuant to which the shares of ESOP Shares are pledged to the Corporation as collateral security for the Purchase Money Loan, in the form attached hereto as Exhibit B.

                  "Subsidiary" or "Subsidiaries" means a consolidated subsidiary of the Corporation that falls within the meaning of Rule 405 of the rules and regulations of the Securities and Exchange Commission promulgated under the Securities Act of 1933, as amended.

                                   ARTICLE II
                               PURCHASE MONEY LOAN

         SECTION 2.01. Purchase Money Loan. The Corporation shall, upon the terms and subject to the conditions of this Agreement, extend credit to the Trust in the principal amount of Three Hundred and Fifty Million Dollars ($350,000,000), which is the purchase price payable by the Trust for the shares of ESOP Shares. Prior to receipt of the shares of ESOP Shares, the Trust will duly execute and deliver the Purchase Money Loan Documents.

         SECTION 2.02. Covenant to Pay; Purchase Money Note. The Trust covenants and agrees to execute and deliver to the Corporation the Purchase Money Note immediately upon the execution and delivery of this Agreement and to repay the Purchase Money Loan to the Corporation, together with all accrued interest thereon, and all expenses, costs and fees relating thereto, without set-off, defense or counterclaim of any kind in accordance with the terms of this Agreement, the Purchase Money Note and the other Purchase Money Loan Documents.


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         SECTION 2.03. Use of Purchase Money Loan Proceeds. The proceeds of the
Purchase Money Loan shall be used solely for the Trust's purchase of the shares of ESOP Shares from the Corporation.

         SECTION 2.04. The Corporation's Records. Absent manifest error, the Corporation's records of payments received in respect of the Loan from time to time shall be presumed correct. Notwithstanding the foregoing, the Corporation's failure to record loan amounts or payments or other related information (or any error in recording such amounts or other information) shall not limit or affect the Trust's obligation to repay the Loan, and all accrued interest and other amounts on the Loan, in accordance with the terms of this Agreement, the Purchase Money Note and the other Purchase Money Loan Documents.

         SECTION 2.05. Computation of Interest. All interest shall accrue on the actual number of days per year.

         SECTION 2.06. Prepayments. The Trust may prepay the Loan in whole or in part at any time without premium or penalty.

         SECTION 2.07. Manner of Payments. All payments to be made to the Corporation shall be made in Dollars in immediately available funds without set-off, defense, counterclaim or deduction of any kind, not later than 12:00 noon, Eastern Time, at the Payment Office on the dates specified for such payments under the Purchase Money Note. If any payment on the Loan shall be due and payable on any day which is not a Business Day, such payment shall be deemed due on the next following Business Day and interest shall be payable at the applicable rate specified herein through such Business Day.

         SECTION 2.08. Application of Payments. Payments made by the Trust to the Corporation shall be applied in such order as the Corporation may determine in the Corporation's discretion.

         SECTION 2.09. Security. The Purchase Money Note and accrued interest thereon shall be secured pursuant to the terms of the Purchase Money Pledge Agreement.

         SECTION 2.10. No Demand. Notwithstanding any provision of this Agreement to the contrary, the Corporation shall make no demand against the Collateral pledged by the Trust except as provided in Article V.

         SECTION 2.11. Conditions to Loan. The following are conditions precedent to the making of the Purchase Money Loan and must be fulfilled to the Corporation's satisfaction:

                  (a) All Purchase Money Loan Documents shall have been fully executed by the parties thereto and delivered to the Corporation; and all actions necessary for the perfection and protection of the Corporation's security interests under this Agreement and the


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other Purchase Money Loan Documents, and all actions necessary to maintain the first priority of such security interests, shall have been taken and completed; and

                  (b) the Corporation shall have received such additional supporting certifications and other documents as the Corporation may request.

                                   ARTICLE III
                     REPRESENTATIONS, WARRANTIES, COVENANTS
                        AND AGREEMENTS OF THE CORPORATION

         The Corporation hereby represents and warrants to, and agrees with, the Trust as follows:

         SECTION 3.01. Authorization and Effect. This Agreement and the other Purchase Money Loan Documents have each been duly authorized, executed and delivered by the Corporation and (assuming the due execution and delivery thereof by the Trust) constitute the valid and legally binding obligation of the Corporation, enforceable in accordance with its and their terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

         SECTION 3.02. No Conflicts. The execution, delivery and performance of this Agreement and the other Purchase Money Loan Documents by the Corporation and the consummation of the transactions contemplated hereby and thereby (i) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other material agreement or material instrument to which the Corporation or any of its Subsidiaries is a party or by which the Corporation or any of its Subsidiaries is bound, (ii) will not result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Corporation or any of its Subsidiaries, except for such violations that would not result in having a material adverse effect on the financial condition or results of operation of the Corporation and its Subsidiaries taken as a whole, and (iii) will not result in any violation of the provisions of the charter or by-laws (or other organizational documents) of the Corporation or any of its Subsidiaries. No consent, approval, authorization or order of, or filing or registration with, any governmental agency or body is required for the execution, delivery and performance of this Agreement and the other Purchase Money Loan Documents by the Corporation and the consummation of the transactions contemplated hereby.

         SECTION 3.03. The Trust. The Trust has been duly organized and established by all necessary corporate action on the part of the Corporation. The Trust includes a legal and valid employee stock ownership plan within the meaning of Code Section 4975(e)(7) and ERISA Section 407(d)(6), and constitutes a qualified trust under Code Section 401(a) which is exempt from taxation under Code Section 501(a). The Corporation has received a favorable determination letter, dated October 16, 2002, from the Internal Revenue Service that confirms the status of the Trust under the Code.


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         SECTION 3.04. Status of Trust. The Corporation will use its reasonable best efforts to cause the Trust to maintain its qualifications as an employee stock ownership plan within the meaning of Code Section 4975(e)(7) and as a qualified trust under Code Section 401(a) which is exempt from taxation under Code Section 501(a).

                                   ARTICLE IV
                     REPRESENTATIONS, WARRANTIES, COVENANTS
                           AND AGREEMENTS OF THE TRUST

         The Trust hereby represents and warrants to, and agrees with, the Corporation as follows:

         SECTION 4.01 Power of the Trust. The Trust has the power, authority and legal right to execute and deliver this Agreement and the other Purchase Money Loan Documents and to perform its obligations under this Agreement and the other Purchase Money Loan Documents.

         SECTION 4.02. Authorization and Effect. This Agreement and the other Purchase Money Loan Documents have each been duly authorized, executed and delivered by the Trust and (assuming the due execution and delivery thereof by the Corporation) constitute the valid and legally binding obligation of the Trust, enforceable in accordance with its and their terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

         SECTION 4.03. No Conflicts. The execution, delivery and performance of this Agreement and the other Purchase Money Loan Documents by the Trust and the consummation of the transactions contemplated hereby and thereby (i) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other material agreement or material instrument to which the Trust is a party or by which the Trust is bound, (ii) will not result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Trust (other than with respect to any such violation related to the prohibited transaction provisions of ERISA, for which the Corporation acknowledges and agrees that the Trust shall make no representation or warranty hereunder related to such prohibited transaction provisions), and (iii) will not result in any violation of the provisions of the organizational documents of the Trust. No consent, approval, authorization or order of, or filing or registration with, any governmental agency or body is required for the execution, delivery and performance of this Agreement and the other Purchase Money Loan Documents by the Trust and the consummation of the transactions contemplated hereby and thereby.


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

         SECTION 4.04. Payment of the Purchase Money Note. The Trust shall punctually pay the principal of, and interest on, the Purchase Money Note issued hereunder in accordance with the terms thereof and hereof.

         SECTION 4.05. Liens. The Trust has good and marketable title to the shares of ESOP Shares free of all Liens, except for the Permitted Lien.

         SECTION 4.06. Conditions. All conditions precedent to the making of the Loan as set forth in Article II have been satisfied in full.

         SECTION 4.07. Information. The Trust shall deliver to the Corporation, or cause to be delivered to the Corporation, with reasonable promptness upon any such request, such other information regarding the business, properties or financial or operating condition of the Trust as the Corporation may request.

         SECTION 4.08. Existence. The Trust shall maintain its existence in the jurisdiction in which it is formed.

         SECTION 4.09. Compliance with Laws. The Trust shall comply, in all material respects, with all applicable Laws.

         SECTION 4.10. Collection Costs. The Trust shall pay all Collection Costs promptly upon the Corporation's demand from time to time.

         SECTION 4.11. Review and Audit. The Corporation shall be permitted access to all of the Trust's books and records at any location during normal business hours and shall be permitted to take copies, at the Trust's expense, of such books and records as the Corporation may request.

         SECTION 4.12. ESOP Shares. The Trust shall not permit any Lien to exist on the Collateral, except the Permitted Lien.

                                    ARTICLE V
                EVENTS OF DEFAULT; CERTAIN REMEDIES UPON DEFAULT

         SECTION 5.01. Events of Default. Each of the following events shall constitute an Event of Default:

                  (a) The Trust shall fail to make any payment of the principal of the Purchase Money Note within ten (10) days after the same becomes due and payable; or

                  (b) The Trust shall fail to pay any interest on the Purchase Money Note within ten (10) days after the same becomes due and payable.

         SECTION 5.02. Acceleration. (a) Upon the occurrence of an Event of Default, the Corporation shall have the right to exercise all rights and remedies available to a creditor at law


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

or in equity and to recover from the Property held in the ESOP Suspense Account paid to it by the Corporation and held by the Trust, and those contributions (other than contributions of employer securities) made by the Corporation to the Trust to enable the Trust to meet the Trust's obligations hereunder and under the Purchase Money Note, but which contributions and dividends have not been so applied by the Trust. Notwithstanding the rights set forth in the preceding sentence and any other provision of any of the Purchase Money Loan Documents, in no event shall any recovery by the Corporation as a result of an Event of Default hereunder exceed the dollar amount of the default in question.

                  (b) In the event the ESOP Shares are converted pursuant to the Alternative Conversion Right set forth in Section 7(b) of the Stock Purchase Agreement, the entire unpaid principal balance and any and all interest accrued on such unpaid principal balance owing under the Purchase Money Note shall immediately become due and payable.

         SECTION 5.03 Purchase Money Pledge Agreement; Remedies. In addition to the rights and remedies provided in Section 5.02 hereof, the Corporation shall have all of the rights and remedies afforded under the terms of the Purchase Money Pledge Agreement. Each of the rights, powers and remedies of the Corporation set forth in this Agreement and the Purchase Money Pledge Agreement may be exercised by the Corporation. No partial exercise of any right, remedy or power by the Corporation shall preclude any further exercise of any right, power or remedy consistent with the terms hereof. The rights, remedies and powers of the Corporation are cumulative and are in addition to any provided by law or equity. No delay or omission on the part of the Corporation in exercising any right, power or remedy shall impair such right, power or remedy or be construed as a waiver of any Event of Default or acquiescence therein. No waiver of any Event of Default shall extend to any subsequent Event of Default of the same or a dissimilar nature. The Corporation in its discretion may proceed against the collateral held pursuant to the Purchase Money Pledge Agreement without first proceeding against the Trust.

         SECTION 5.04. Waivers. The Trust waives presentment, demand, notice of dishonor and protest, and all demands and notices of any action taken by the Corporation under this Agreement, except as otherwise provided herein, are hereby waived, and any indulgence of the Corporation, substitution for, exchange of or release of collateral, or addition or release of any person liable on the collateral is hereby assented and consented to and shall not operate or be claimed to operate to release or exonerate any other collateral or person or any claim of the Corporation.

                                   ARTICLE VI
                                  MISCELLANEOUS

         SECTION 6.01. Notices. Any notice required or permitted by or in connection with this Agreement shall be in writing and shall be made by facsimile, or by hand delivery, or by overnight delivery service, or by certified mail, return receipt requested, postage prepaid, addressed to the parties at the appropriate address set forth below or to such other address as


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

may be hereafter specified by written notice by the parties to each other. Notice shall be considered given as of the earlier of the date of actual receipt, or the date of the facsimile or hand delivery, one (1) calendar day after delivery to an overnight delivery service, or three (3) calendar days after the date of mailing, independent of the date of actual delivery or whether delivery is ever in fact made, as the case may be, provided the giver of notice can establish that notice was given as provided herein. Notwithstanding the aforesaid procedures, any written notice or demand upon any party, in fact received by such party, shall be sufficient notice or demand as of the date so received.

         If to the Corporation:          The Sherwin-Williams Company
                                         101 Prospect Avenue
                                         Cleveland, OH  44115
                                         Facsimile No. 216-566-2984
                                         Attn:  Vice President and Treasurer

         With a copy to:                 The Sherwin-Williams Company
                                         101 Prospect Avenue
                                         Cleveland, OH  44115
                                         Facsimile No. 216-566-2947
                                         Attn: Vice President, General Counsel
                                               and Secretary

         If to the Trust:                The Sherwin-Williams Company Employee
                                         Stock Purchase and Savings Plan
                                         c/o GreatBanc Trust Company
                                         45 Rockefeller Plaza, Suite 2055
                                         New York, New York  10111-2000
                                         Facsimile No.: 212-332-3259
                                         Attn: Mr. Stephen J. Hartman, Jr.
                                               Senior Vice President

         With a copy to:                 The Sherwin-Williams Company
                                         101 Prospect Avenue
                                         Cleveland, OH  44115
                                         Facsimile No. 216-566-2073
                                         Attn:  Vice President-Human Resources

         SECTION 6.02. Further Assurances. The Trust shall execute and deliver to the Corporation such further assurances of this Agreement and the matters contemplated by this Agreement and the other Purchase Money Loan Documents, including any Lien Notices in favor of the Corporation, promptly from time to time upon the Corporation's written request.

         SECTION 6.03. Successors and Assigns; Assignment; No Third Party Beneficiaries. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. No party shall assign any of its rights or obligations hereunder without the prior written consent of the other parties. This Agreement is not intended to, and shall not be construed to, create any rights as a third-party beneficiary or otherwise in favor of any person or entity who is not a party to this Agreement.

         SECTION 6.04. Severability. Any provision of this Agreement prohibited by the laws of any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, or modified to conform with such laws, without invalidating the remaining provisions of this Agreement, and any such prohibition in any jurisdiction shall not invalidate such provisions in any other jurisdiction.

         SECTION 6.05. Governing Law. This Agreement and the other Purchase Money Loan Documents and the rights and obligations of the parties hereunder and thereunder shall be governed by and construed and interpreted in accordance with the laws of the State of Ohio, including all matters of construction, validity and performance, regardless of the location of the parties or any Property.

         SECTION 6.06.Jurisdiction; Venue; Service. The Trust irrevocably consents to the non-exclusive personal jurisdiction of the courts of the State of Ohio and, if a basis for federal jurisdiction exists, the non-exclusive jurisdiction of the United States District Court for the Northern District of Ohio. The Trust agrees that venue shall be proper in any common pleas court of the State of Ohio selected by the Corporation or, if a basis for federal jurisdiction exists, in any Division of the United States District Court for the Northern District of Ohio. The Trust waives any right to object to the maintenance of any suit or claim in any of the state or federal courts of the State of Ohio on the basis of improper venue or of inconvenience of forum.

         SECTION 6.07. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

         SECTION 6.08. Survival. All representations and warranties and indemnities made by the Trust herein shall survive delivery of the other Purchase Money Loan Documents and the making of the Loan.

         SECTION 6.09. Remedies Cumulative. No failure or delay on the part of the Corporation in exercising any right, power or privilege hereunder or under any other Purchase Money Loan Document and no course of dealing between the Trust and the Corporation shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Purchase Money Loan Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies provided herein are cumulative and not exclusive of any rights or remedies which the Corporation would otherwise have. No notice to or demand on the Trust in any case shall entitle the Trust to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Corporation to any other or further action in any circumstances without notice or demand.

         SECTION 6.10. Entire Agreement; Amendments, etc. This Agreement, along with the Stock Purchase Agreement, the Purchase Money Note and the Purchase Money Pledge Agreement, contains the entire agreement between the parties hereto with respect to their subject matter and supersedes all prior negotiations, discussions, agreements, arrangements and understandings, written or oral, relating to the subject matter of this Agreement. No amendment or modification of, or any waiver of any provision of, this Agreement shall be effective against a party unless set forth in a writing signed by such party.

         SECTION 6.11. Action Taken as Trustee. GreatBanc Trust Company ("GBTC") has executed and delivered this Agreement and the other Purchase Money Loan Documents, not in its individual capacity, but solely in its capacity as Trustee of the Trust. The performance of this Agreement and the other Purchase Money Loan Documents by the Trust and any and all duties, obligations and liabilities of the Trustee hereunder will be effected by GBTC only as Trustee. GBTC does not undertake nor shall it have any individual or corporate liability or obligation of any nature whatsoever by virtue of the execution and delivery of this Agreement and the other Purchase Money Loan Documents or the representations, covenants or warranties contained herein or therein, except for the following representations which are made by it expressly in its individual capacity:

         (a) Power of the Trustee. The Trustee is a duly organized and validly existing corporation in good standing under the laws of its jurisdiction of incorporation (or organization) and has all power and authority necessary to act as trustee (as defined in ERISA Section 402(a)(2)) of the Trust and exercise trust powers under the laws of the United States of America as a national banking association.

         (b) No Conflicts. The execution, delivery and performance of this Agreement and the other Purchase Money Loan Documents by the Trustee in its capacity as trustee of the employee stock ownership plan feature of the Trust, and the consummation of the transactions contemplated by this Agreement and the other Purchase Money Loan Documents (i) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other material agreement or material instrument to which the Trustee is a party or by which the Trustee is bound, (ii) will not result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Trustee (other than with respect to any such violation related to the prohibited transaction provisions of ERISA, for which the Corporation and the Trust acknowledge and agree that the Trustee shall make no representation or warranty hereunder related to such prohibited transaction provisions), and (iii) will not result in any violation of the provisions of the charter or by-laws of the Trustee. No consent, approval, authorization or order of, or filing or registration with, any governmental agency or body is required for the execution, delivery and performance of this Agreement and the other Purchase Money Loan Documents, and the consummation of the transactions contemplated hereby and thereby.

         SECTION 6.12. Exempt Loan. The loan made to the Trust hereunder is intended to be an "exempt loan" within the meaning of Code Section 4975(d)(3) and ERISA Section 408(b)(3). Accordingly, repayment of principal and interest thereon is restricted, and, except as otherwise allowed by Code Section 4975(d)(3) and ERISA Section 408(b)(3), shall be made only from (i) collateral given for the Loan; (ii) employer contributions (other than contributions of employer securities) made to the Trust to repay the Loan; or (iii) earnings attributable to such collateral and the investment of such contributions, including any dividends, earnings or distributions on the ESOP Shares held by the Trust (within the meaning of Treasury Regulation Section 54.4975-7(b)(5)). The Trust shall account for such assets separately on its books of account until all obligations due under this Agreement and the other Purchase Money Loan Documents have been paid in full. Except to the extent permitted herein and in the Purchase Money Pledge Agreement, the Corporation shall have no recourse whatsoever to any other assets of the Trust for repayment. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under such statutes, or regulations issued thereunder, but if any provision of this Agreement shall be prohibited by or invalid under such statutes or regulations, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         IN WITNESS WHEREOF, the Corporation and the Trust, intending to be legally bound hereby, have caused this Agreement to be duly executed and delivered under seal as of the date first above written.

                                   THE SHERWIN-WILLIAMS COMPANY

                                   By: /S/
                                      ------------------------------------------
                                       Cynthia D. Brogan
                                       Vice President and Treasurer

                                   THE SHERWIN-WILLIAMS COMPANY EMPLOYEE STOCK
                                   PURCHASE AND SAVINGS PLAN, acting by and through GreatBanc Trust Company, not in its individual capacity (except as expressly specified in Section 6.11 of this Agreement) but solely in its capacity as trustee of the employee stock ownership plan feature of the Trust

                                   By: /S/
                                      ------------------------------------------
                                       Stephen J. Hartman, Jr.
                                       Senior Vice President

                                    EXHIBIT A

         THIS PURCHASE MONEY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATIONS OR AN EXEMPTION THEREFROM.

                               PURCHASE MONEY NOTE

$350,000,000                                                     August 27, 2003

         FOR VALUE RECEIVED, The Sherwin-Williams Company Employee Stock Purchase and Savings Plan (the "Trust"), acting by and through GreatBanc Trust Company, not in its individual capacity but solely in its capacity as trustee of the employee stock ownership plan feature of the Trust, hereby promises to pay, in lawful money of the United States of America and in immediately available funds, to the order of The Sherwin-Williams Company (the "Corporation"), at the principal offices of the Corporation at 101 Prospect Avenue, N.W., Cleveland, OH 44115, Attn: Vice President and Treasurer, or at such other place as the Corporation shall designate in writing, the aggregate principal amount of Three Hundred and Fifty Million Dollars ($350,000,000) with interest thereon at the rate of 4.5% per annum on the unpaid balance thereof.

         This Purchase Money Note is issued pursuant to Section 2.02 of the Purchase Money Loan Agreement of even date herewith, between the Corporation and the Trust (the "Purchase Money Loan Agreement"), which Purchase Money Loan Agreement is incorporated herein in its entirety. All capitalized terms used herein, unless otherwise defined, shall have the meanings ascribed to them in the Purchase Money Loan Agreement. Reference is hereby made to the Purchase Money Loan Agreement for the terms and conditions under which the loan evidenced hereby was made, and under which amounts due hereunder may be prepaid, accelerated or in default. This Purchase Money Note is secured under the terms of a Purchase Money Pledge Agreement of even date herewith between the Corporation and the Trust, and the Corporation is entitled to the benefits of the security described therein.

         Subject to the provisions of the Purchase Money Loan Agreement, the principal amount of the indebtedness evidenced hereby shall be due and payable in installments of Eight Million Seven Hundred Fifty Thousand Dollars ($8,750,000) each, with the first such payment due on September 20, 2003, and with each subsequent installment becoming due and payable on the 20th day of December, March, June and September in each year thereafter. Interest accrued on the unpaid balance of this Purchase Money Note shall be due and payable on the same date on which a payment of principal is due and payable. The entire unpaid principal balance hereof to the extent not sooner paid, together with any unpaid interest thereon, shall be due and payable on the date which is ten (10) years after the date of this Purchase Money Note. Notwithstanding the foregoing payment schedule to the contrary, the entire unpaid principal balance and any and all interest accrued on such unpaid principal balance shall immediately become due and payable upon the Trust exercising its right to convert the ESOP Shares into the Corporations' common stock pursuant to the alternative conversion right set forth in Section 7(b) of that certain Stock Purchase Agreement between the Corporation and the Trust of even date herewith.

         This Purchase Money Note shall be construed under the laws of the State of Ohio to the extent not preempted by federal Law.

         The obligation evidenced by this Purchase Money Note is, and is intended to be, an "exempt loan" within the meaning of Code Section 4975(d)(3) and ERISA Section 408(b)(3). Accordingly, repayment of principal and interest is restricted and, except as otherwise allowed by Code Section 4975(d)(3) and ERISA
Section 408(b)(3), shall be made only from: (i) collateral given for the loan evidenced hereby; (ii) employer contributions (other than contributions of employer securities) made to the Trust to repay such loan; and (iii) earnings attributable to such collateral and the investment of such contributions, including any dividends, earnings or distributions on the ESOP Shares held by the Trust (within the meaning of Treasury Regulation Section 54.4975-7(b)(5)). The Corporation or any subsequent holder of this Purchase Money Note shall have no recourse whatsoever to any other assets of the Trust for repayment except to the extent expressly permitted by the Purchase Money Pledge Agreement. Further, if any provision of this Purchase Money Note conflicts with the requirements for loans set forth in such statutes, or in any valid regulations issued thereunder, such provisions shall be enforceable only to the extent permitted by such statutes and regulations. Wherever possible, each provision of this Purchase Money Note shall be interpreted in such manner as to be effective and valid under such statutes or regulations issued thereunder, but if any such provisions of this Purchase Money Note shall be prohibited by or invalid under such statutes or regulations, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Purchase Money Note.

         IN WITNESS WHEREOF, the Trust has executed and delivered this Purchase Money Note as of the day and year first above written.

                                   THE SHERWIN-WILLIAMS COMPANY EMPLOYEE STOCK
                                   PURCHASE AND SAVINGS PLAN, acting by and through GreatBanc Trust Company, not in its individual capacity, but solely in its capacity as trustee of the employee stock ownership plan feature of the Trust

                                   By:
                                      ------------------------------------------
                                      Stephen J. Hartman, Jr.
                                      Senior Vice President

                                    EXHIBIT B

                         PURCHASE MONEY PLEDGE AGREEMENT

         This Pledge Agreement (this "Agreement") is made and entered into as of the 27th day of August, 2003 (the "Effective Date"), by and between The Sherwin-Williams Company, an Ohio corporation (the "Corporation"), and The Sherwin-Williams Company Employee Stock Purchase and Savings Plan (the "Trust"), acting by and through GreatBanc Trust Company, an Illinois corporation (the "Trustee"), not in its individual capacity but solely in its capacity as trustee of the employee stock ownership plan feature of the Trust.

         WHEREAS, pursuant to the terms of a Purchase Money Loan Agreement of even date between the Trust and the Corporation (the "Loan Agreement"), the Trust is indebted to the Corporation in the amount of Three Hundred and Fifty Million Dollars ($350,000,000) evidenced by the Trust's Purchase Money Note of even date herewith (the "Note") in such amount; and

         WHEREAS, in consideration of the Trust's obligation under the Note, the Trust has acquired from the Corporation 350,000 shares of the Corporation's Convertible Participating Serial Preferred Stock, without par value, (the "Pledged Shares"); and

         WHEREAS, to secure the obligations of the Trust under the Loan Agreement and the Note, the Trust has agreed to grant a security interest to the Corporation in the Pledged Shares, pursuant to the terms of this Agreement;

         NOW, THEREFORE, in consideration of the Loan Agreement and the mutual covenants and agreements contained herein, the Corporation and the Trust agree as follows:

         1. Pledge of Pledged Shares. As security and collateral for the Trust's obligations under the Loan Agreement and the Note, the Trust hereby pledges, grants a security interest in and assigns to the Corporation, its successors and assigns, all of the Trust's right, title and interest in and to the Pledged Shares and the certificates, if any, representing the Pledged Shares, and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for, upon the conversion of, or upon the redemption of, any or all of the Pledged Shares. Until the termination or release of such security interest hereunder, in whole or in part, the Pledged Shares shall be allocated to the ESOP suspense account.

         2. Term of Pledge; Release of Collateral; Release from ESOP Suspense Account. The pledge of the Pledged Shares shall continue until the date (the "Termination Date") on which occurs the first of either (i) all obligations of the Trust under the Loan Agreement have been paid in full and all the terms and conditions of the Note have been satisfied or (ii) the Trust has been released from its obligations thereunder; provided that prior to the Termination Date, after each payment of principal is made on the Note, there shall be released from the pledge and the ESOP suspense account that number of shares equal to an amount determined by multiplying the number of Pledged Shares held in the ESOP suspense account immediately prior to the payment of principal is made, by a fraction, the numerator of which shall be the amount of principal paid on the Note at such time and the denominator of which shall be the sum of the numerator plus the principal to be paid in the future, determined without regard to any possible renewals or extensions of the Note. Notwithstanding the foregoing, if the Corporation agrees with the Trust to terminate the Corporation's security interest in the Pledged Shares and such security interest is replaced by a security interest granted by the Trust to any other person, then such Pledged Shares shall, nevertheless, continue to be allocated to the ESOP suspense account and shall be released from the ESOP suspense account only pursuant to the agreement between the Trust and any other person to which the Trust grants a security interest in the Pledged Shares.

         3. Voting, Etc. The Trust shall be entitled to vote and tender the Pledged Shares, to exercise conversion and redemption rights, and to give consents, waivers and ratifications in respect thereof, all in accordance with, and to the extent provided under, the provisions of the plan documents for the Trust, the terms of the Pledged Shares and any and all written agreements between the Corporation and the Trust.

         4. Dividends and Other Distributions. All cash dividends payable in respect of the Pledged Shares shall be paid to the Trust and held under this Agreement as additional security. If, during the term of this pledge, any share dividend, stock split or other change in the capital structure of the Corporation occurs with respect to the Pledged Shares or a subscription, warrant or other option is issued or becomes exercisable with respect to the Pledged Shares, or if any of the Pledged Shares are converted from preferred stock, to the extent permitted by applicable law, all shares or other securities issued by reason of any such change, subscription, warrant, option or conversion with respect to the Pledged Shares shall be held under the terms of this Agreement as additional security for the Note.

         5. Default; Remedies. Subject to the limitations contained in Section 18 hereof, upon the occurrence of an Event of Default, the Corporation shall be entitled, without demand of performance or other demand, but only to the extent of the failure of the Trust to meet the payment schedule of the Note:

                  a. to collect, receive and realize upon the encumbered Pledged Shares, including any dividends, earnings or distributions thereon, or any part thereof; and

                  b. to transfer and register the Pledged Shares into the Corporation's name or the name of its nominee or nominees; and

                  c. to the extent permitted by applicable law and the plan documents for the Trust to vote the Pledged Shares (whether or not transferred or registered into the name of the Corporation) and give all consents, waivers and ratifications in respect thereof and otherwise act with respect to the Pledged Shares as though the Corporation were the outright owner thereof; and

                  d. to sell the Pledged Shares upon no less than ten (10) days' prior notice to the Trust of the time and place of any public or private sale, and without liability to the Trust for any diminution in price which may have occurred; and

                  e. to any and all remedies available to the Corporation as a secured creditor under the Uniform Commercial Code of the State of Ohio as then in effect (the "UCC").

         6. Application of Proceeds. The Corporation shall apply any amounts received pursuant to this Agreement first to the amounts then due and owing under the Note and Loan Agreement and shall disburse any excess proceeds to the Trust to be held in the Suspense Account.

         7. Perfection. For the purpose of perfecting the security interest hereunder, pursuant to Section 8-106 of the UCC, the Corporation, as issuer of the Pledged Shares, hereby agrees that it will comply with instructions regarding the Pledged Shares originated by the Corporation, as secured party hereunder, without further consent by the Trust.

         8. Notices. Any notice required or permitted by or in connection with this Agreement shall be in writing and shall be made by facsimile, or by hand delivery, or by overnight delivery service, or by certified mail, return receipt requested, postage prepaid, addressed to the parties at the appropriate address set forth below or to such other address as may be hereafter specified by written notice by the parties to each other. Notice shall be considered given as of the earlier of the date of actual receipt, or the date of the facsimile or hand delivery, one (1) calendar day after delivery to an overnight delivery service, or three (3) calendar days after the date of mailing, independent of the date of actual delivery or whether delivery is ever in fact made, as the case may be, provided the giver of notice can establish that notice was given as provided herein. Notwithstanding the aforesaid procedures, any written notice or demand upon any party, in fact received by such party, shall be sufficient notice or demand as of the date so received.

         If to the Corporation:          The Sherwin-Williams Company
                                         101 Prospect Avenue
                                         Cleveland, OH  44115
                                         Facsimile No. 216-566-2984
                                         Attn:  Vice President and Treasurer

         With a copy to:                 The Sherwin-Williams Company
                                         101 Prospect Avenue
                                         Cleveland, OH  44115
                                         Facsimile No. 216-566-2947
                                         Attn: Vice President, General Counsel
                                               and Secretary

         If to the Trust:                The Sherwin-Williams Company Employee
                                         Stock Purchase and Savings Plan
                                         c/o  GreatBanc Trust Company
                                         45 Rockefeller Plaza, Suite 2055
                                         New York, New York  10111-2000
                                         Facsimile No.  212-332-3259
                                         Attn: Stephen J. Hartman, Jr.
                                               Senior Vice President

         With a copy to:                 The Sherwin-Williams Company
                                         101 Prospect Avenue
                                         Cleveland, OH  44115
                                         Facsimile No. 216-566-2073
                                         Attn:  Vice President-Human Resources

         9. Further Assurances. The Trust shall execute and deliver to the Corporation such further assurances of this Agreement and the matters contemplated by this Agreement and the other Purchase Money Loan Documents, including any Lien Notices in favor of the Corporation, promptly from time to time upon the Corporation's written request.

         10. Successors and Assigns; Assignment; No Third Party Beneficiaries. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. No party shall assign any of its rights or obligations hereunder without the prior written consent of the other parties. This Agreement is not intended to, and shall not be construed to, create any rights as a third-party beneficiary or otherwise in favor of any person or entity who is not a party to this Agreement.

         11. Severability. Any provision of this Agreement prohibited by the laws of any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, or modified to conform with such laws, without invalidating the remaining provisions of this Agreement, and any such prohibition in any jurisdiction shall not invalidate such provisions in any other jurisdiction.

         12. Governing Law. This Agreement and the other Purchase Money Loan Documents and the rights and obligations of the parties hereunder and thereunder shall be governed by and construed and interpreted in accordance with the laws of the State of Ohio, including all matters of construction, validity and performance, regardless of the location of the parties or any Property.

         13. Jurisdiction; Venue; Service. The Trust irrevocably consents to the non-exclusive personal jurisdiction of the courts of the State of Ohio and, if a basis for federal jurisdiction exists, the non-exclusive jurisdiction of the United States District Court for the Northern District of Ohio. The Trust agrees that venue shall be proper in any common pleas court of the State of Ohio selected by the Corporation or, if a basis for federal jurisdiction exists, in any Division of the United States District Court for the Northern District of Ohio. The Trust waives any right to object to the maintenance of any suit or claim in any of the state or federal courts of the State of Ohio on the basis of improper venue or of inconvenience of forum.

         14. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

         15. Survival. All representations and warranties and indemnities made by the Trust herein shall survive delivery of the Purchase Money Note and the making of the Loan.

         16. Remedies Cumulative. No failure or delay on the part of the Corporation in exercising any right, power or privilege hereunder or under any other Purchase Money Loan Document and no course of dealing between the Trust and the Corporation shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Purchase Money Loan Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies provided herein are cumulative and not exclusive of any rights or remedies which the Corporation would otherwise have. No notice to or demand on the Trust in any case shall entitle the Trust to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Corporation to any other or further action in any circumstances without notice or demand.

         17. Entire Agreement; Amendments, etc. This Agreement, along with the Loan Agreement, the Note and that certain Stock Purchase Agreement between the Corporation and the Trust of even date herewith, contains the entire agreements between the parties hereto with respect to their subject matter and supersedes all prior negotiations, discussions, agreements, arrangements and understandings, written or oral, relating to the subject matter of this Agreement. No amendment or modification of, or any waiver of any provision of, this Agreement shall be effective against a party unless set forth in a writing signed by such party.

         18. Limitations on Recourse. Notwithstanding anything herein to the contrary, there shall be no recourse hereunder or with respect to the Note against the Trust or the Trustee, except to the extent of the assets of the Trust to which a creditor may properly have recourse under Treasury Regulation
Section 54.4975-7(b) (and any successor provision thereto). The Trust shall account for such assets separately on its books of account until all obligations due under the Loan Agreement have been paid in full. The Trustee is entering into this Agreement not in its individual capacity but solely as Trustee of the Trust, and no personal or corporate liability or personal or corporate responsibilities are assumed by, or shall at any time be asserted or enforceable against, the Trustee in its individual or corporate capacity or any other officer, employee or agent of the Trustee in his or her individual or corporate capacity under, or with respect to, this Agreement.

         19. Definitions. All capitalized terms used but not defined herein shall have the meanings assigned thereto in the Loan Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement, or have caused it to be duly executed by their respective authorized officers, as of the day and year first above written.

                                   THE SHERWIN-WILLIAMS COMPANY EMPLOYEE STOCK
                                   PURCHASE AND SAVINGS PLAN, acting by and through GreatBanc Trust Company, not in its individual capacity but solely in its capacity as trustee of the employee stock ownership plan feature of the Trust

                                   By:
                                        ----------------------------------------
                                          Stephen J. Hartman, Jr.
                                          Senior Vice President


                                   THE SHERWIN-WILLIAMS COMPANY


                                   By:
                                        ----------------------------------------
                                          Cynthia D. Brogan
                                          Vice President and Treasurer